UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 16, 2017

MIRAMAR LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191545	80-0884221
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Walsh Avenue Santa Clara, California	95051
(Address of principal executive offices)	(Zip Code)

(408) 579-8700
(Registrant’s telephone number, including area code)

N/A
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.             Entry into a Material Definitive Agreement.

On June 16, 2017, Miramar Labs, Inc. (the “Company”) entered into the Sixth Amendment to Loan and Security Agreement (the "Amendment") with Miramar Technologies, Inc., Oxford Finance LLC ("Oxford"), as collateral agent and the Lenders listed on the signatures pages thereto, including Oxford and Silicon Valley Bank, to amend the Loan and Security Agreement dated August 7, 2015, as amended (the "Loan Agreement"). Among other things, the Amendment (i) modifies the repayment schedule by amending the defined term "Deferment Period" and (ii) reduces the notice period for prepayment in connection with the closing the transaction contemplated by the M&A Term Sheet (as defined in the Loan Agreement).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 hereto.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1
Sixth Amendment to Loan and Security Agreement dated June 16, 2017, by and among Miramar Labs, Inc., Miramar Technologies, Inc., Oxford Finance LLC, Silicon Valley Bank and Lenders from time to time a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAMAR LABS, INC.

Date: June 22, 2017	By:	/s/ R. Michael Kleine
		Name:	R. Michael Kleine
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Sixth Amendment to Loan and Security Agreement dated June 16, 2017, by and among Miramar Labs, Inc., Miramar Technologies, Inc., Oxford Finance LLC, Silicon Valley Bank and Lenders from time to time a party thereto.

4